Exhibit 99.1

Brian K. Finneran, Chief Financial Officer                                               10/20/06
bfinneran@statebankofli.com                                                         (516) 465 - 2251

State Bancorp, Inc. Reports Third Quarter Earnings

New Hyde Park, N.Y., October 20, 2006 - State Bancorp, Inc. (NASDAQ - STBC), parent company of State Bank of Long Island, today reported increased earnings for the nine months ended September 30, 2006. Net income for the first nine months of 2006 improved to $8.1 million, up 41.3% when compared to 2005 due to an increase in net interest income coupled with reductions in total operating expenses and the provision for probable loan losses during 2006. Somewhat offsetting these positive factors were a reduction in noninterest income and a higher effective tax rate in 2006. Financial performance highlights for the September 2006 year to date period are as follows:

•	Net income totaled $8.1 million, up 41.3%;
•	Diluted earnings per common share were $0.71 in 2006, up 42.0% from the $0.50 earned in 2005;
•	Net interest income improved by 6.9% to $46.5 million;
•	Net security gains (before taxes) declined by $1.0 million;
•	Average loans outstanding increased by 13% to $926 million;
•	Average core deposits declined by 2% to $1.0 billion;
•	Returns on average stockholders’ equity and assets improved to 18.16% and 0.66%, respectively, in 2006 compared to 7.47% and 0.51%, respectively, in 2005;
•	The net interest margin remained strong despite a modest decline, on a fully taxable equivalent basis, to 4.09% in 2006 from 4.19% in 2005;
•
Capital continued to exceed regulatory minimum requirements with Tier I leverage, Tier I risk-based and total risk-based capital ratios of 4.48%, 6.47% and 8.61%, respectively at September 30, 2006; and

•	Nonaccrual loans totaled $3.1 million at September 30, 2006 compared to $3.2 million at September 30, 2005, representing 0.3% and 0.4% of total loans outstanding in 2006 and 2005, respectively.

Commenting on the third quarter performance, Chairman and CEO Thomas F. Goldrick, Jr., stated, “I am pleased to report that our core business model enabled us to produce another solid quarter. While the continued inversion of the interest rate yield curve and the drag on earnings caused by the IMN litigation presented challenges, average loans outstanding expanded by 13% versus 2005 and all relevant loan quality measures showed improvement. Average total deposits grew by 14% when compared to the prior year, largely the result of a retail CD campaign conducted earlier this year, and although we experienced modest core deposit contraction during the past three months, we continue to fund over 64% of earning assets with low-cost core balances. The combination of steady loan growth funded by a strong and stable core deposit base is, and always has been, the cornerstone of our business model. This combination produced another strong quarterly net interest margin of 4.05% during the third quarter of 2006.”
“I am proud to say that State Bank of Long Island will celebrate its 40th anniversary in November. The foundation of our considerable and consistent success over the years has been adherence to the philosophy of measured, orderly growth. This philosophy resulted in 34 years of record earnings growth through 2004 and a compounded annual return on stockholder investment of 16% during the past 15 years. This strategic philosophy will continue to guide us, enabling the continued growth of the Company while maintaining our unwavering commitment to enhancing shareholder value and providing high quality customer service.”

Earnings Summary for the Nine Months Ended September 30, 2006
Net interest income improved by $3.0 million (up 6.9%) to $46.5 million in 2006 as the result of an 8% increase in average interest-earning assets, primarily loans. Growth in commercial loans, commercial mortgages, home equity lines of credit, installment loans and leases resulted in a 13% increase in average loans outstanding to $926 million during 2006 versus 2005. Short-term money market investments grew by $4 million while the investment portfolio (including FHLB stock) expanded by $5 million to $537 million, principally due to growth in Government Agency securities, offset in part by declines in mortgage-backed and short-term tax-exempt municipal securities. Funding the growth in interest-earning assets was a 14% increase in average total deposits. Driving the 2006 deposit growth were increases in retail CDs (up $161 million) and jumbo CDs (up $37 million). Core deposit balances (demand, savings, money fund and Super NOW deposits) declined by $17 million (2%) in 2006 and funded 64% of the Company’s average interest-earning asset base during the first nine months of 2006. Core deposits provide a low-cost funding alternative (average cost of 175 basis points in 2006) to more expensive wholesale instruments. While remaining strong at 4.09%, the Company’s net interest margin declined during the first nine months of 2006 from 4.19% a year ago. This margin compression resulted primarily from the ongoing impact of higher interest rates on the Company’s liability structure. Although the Company experienced a 98 basis point increase in the yield on interest-earning assets, principally due to growth in the loan portfolio, the widening of the earning-asset yield was offset by a 108 basis point increase in the Company’s cost of funds to a weighted rate of 2.72% in the September 2006 year to date period. In addition to higher interest rates during 2006, the increased cost of funds was also negatively impacted by the growth in CD balances and the continued competition for deposits in the Company’s trade area.
The provision for probable loan losses decreased by 28.1% to $2.2 million during the first nine months of 2006 as a result of continued improvement in the quality of the Company’s loan and lease portfolio.
Noninterest income decreased by 5.4% to $4.3 million, principally the result of a reduction in net security gains. Service charges on deposit accounts improved by 16.8% due to growth in deposit-related fees and overdraft charges. Income from bank owned life insurance declined by 3.4% in 2006. Other operating income improved by $501 thousand or 37.1% as the result of increases in letter of credit fees, merchant services income, sweep account fees, Certificate of Deposit Account Registry Service (“CDARS”) fees and financial products income during 2006.
The Company recorded net security losses of $97 thousand in 2006 versus net gains of $885 thousand in 2005. The 2006 losses resulted from the sale of short-term municipal securities. Sales of long-term municipal and mortgage-backed securities produced the 2005 gains.
Total operating expenses decreased by 1.7% to $36.8 million during 2006 from a year ago. The primary reason for this reduction was a $1.5 million decrease in legal expenses related to the ongoing litigation previously disclosed in the Company’s filings with the Securities and Exchange Commission, related to the Company’s relationship with Island Mortgage Network, a former deposit customer, and its affiliates (“IMN”). As previously reported, the financial impact of the adverse jury verdict in the last pending warehouse lender case (HSA Residential Mortgage Services of Texas v. State Bank of Long Island), prejudgment interest and certain other potential costs were recorded by the Company during the fourth quarter of 2005. The expenses associated with the January 2006 trial, the continued accrual of pre-judgment interest at a statutory rate of 9% per annum and costs associated with a post-verdict motion, accounted for the legal expenses in 2006. Total legal expenses declined when compared to the comparable 2005 period due to settlement expenses recorded during last year’s third quarter. As previously disclosed in a September 28, 2006 Form 8-K filing, the post-verdict motion was denied. Although no formal judgment has been entered to date, the Company intends to pursue an appeal to the United States Court of Appeals for the Second Circuit. The cost of such an appeal, including the cost of obtaining a supersedeas bond to stay enforcement of the judgment and the accrual of post-judgment interest during the pendency of such an appeal, is expected to be incurred during the fourth quarter of 2006 and in 2007. Such costs are not specifically quantifiable at this time.
Salaries and benefits rose by 3.1% during the first nine months of 2006 as the result of growth in staff coupled with increased medical and pension costs. Occupancy costs increased by 4.5% to $3.7 million as the result of the opening of a new branch in early 2006 coupled with higher utility costs and real estate taxes. Marketing and advertising expenses increased by 29.3% due to higher costs associated with various Bank product promotions and the opening of the new branch. Credit and collection fees increased by 2.7% due to higher costs associated with loan collection efforts and increased credit check expenses. Audit and assessment expenses increased by 8.2% due to higher FDIC deposit assessment fees. Somewhat offsetting the foregoing cost increases were improvements in several expense categories, including the aforementioned legal expenses. Equipment expenses declined by 15.9% as the result of lower depreciation costs. Other operating expenses decreased by 0.9% during 2006 largely as the result of a successful certiorari proceeding related to an Other Real Estate Owned (“OREO”) property formerly owned by the Company. The foregoing expense factors resulted in an operating efficiency ratio of 71.4% in 2006 versus 77.7% in 2005.
Income tax expense increased by $1.9 million in 2006 versus last year. The Company’s effective tax rate was 31.1% in 2006 and 23.5% in 2005.

Earnings Summary for the Quarter Ended September 30, 2006
Net income increased by $2.3 million during the third quarter of 2006 versus 2005. A $3.6 million reduction in IMN-related legal expenses coupled with improvements in net interest income (up 6.3%) and noninterest income (up 11.1%) accounted for the growth in earnings in 2006. Somewhat offsetting these positive factors were a $194 thousand increase in the provision for probable loan losses in 2006, primarily related to one credit at the Bank’s leasing subsidiary.
The improvement in net interest income was due to a 7% increase in average interest-earning assets, primarily the result of loan portfolio growth of 12%. The Company’s third quarter net interest margin narrowed nominally to 4.05% in 2006 from 4.10% a year ago resulting from the impact of higher interest rates, continued flatness of the yield curve and a shift in the Company’s funding mix to a greater percentage of CDs versus core funding during 2006. The growth in third quarter noninterest income was the result of improvements in all categories; primarily the result of higher financial products and CDARS fee income. Reductions in legal, equipment and credit and collection expenses accounted for the 17.8% decline in total operating expenses during the third quarter of 2006. The Company’s operating efficiency ratio was 73.7% in 2006 and 95.1% a year ago. The Company’s effective tax rate was 30.0% in 2006. A tax benefit was recorded during the third quarter of 2005.

Allowance for Probable Loan Losses
As of September 30, 2006, the Company’s allowance for probable loan losses amounted to $17 million or 1.78% of period-end loans outstanding. The allowance as a percentage of loans outstanding was 1.76% at December 31, 2005 and 1.76% at September 30, 2005. The allowance as a percentage of nonaccrual loans amounted to 549% at September 30, 2006 versus 512% at December 31, 2005 and 478% at September 30, 2005.
The Company recorded net loan charge-offs of $995 thousand during the first nine months of 2006 versus net recoveries of $125 thousand in 2005. As a percentage of average total loans outstanding, the 2006 net charge-offs represented 0.14% and the 2005 net recoveries amounted to (0.02%). Based upon historical trends and the uncertain nature of the current economy, management anticipates incurring loan charge-offs during the normal course of business.

Nonperforming Assets
Nonperforming assets are defined by the Company as nonaccrual loans and OREO. Nonaccrual loans totaled $3 million (0.3% of loans outstanding) at September 30, 2006, $3 million (0.3% of loans outstanding) at year-end 2005 and $3 million (0.4% of loans outstanding) at September 30, 2005. The Company held no OREO at September 30, 2006, December 31, 2005 and September 30, 2005.

Capital
Total stockholders’ equity was $65 million at September 30, 2006 compared to $101 million at September 30, 2005. The decline from 2005 is principally due to the net loss recorded by the Company during the fourth quarter of 2005 as a result of the aforementioned adverse IMN jury verdict. The Company holds $20 million in trust preferred securities that qualify as Tier I capital for regulatory capital purposes. Each of the Company’s trust preferred securities bears an interest rate tied to three-month LIBOR and is redeemable by the Company in whole or in part after five years or earlier under certain circumstances. During the first nine months of 2006, the weighted average rate on the Company’s trust preferred securities was 8.13% versus 6.23% a year ago. During the second quarter of 2006, the Company issued $10 million of 8.25% subordinated notes due June 15, 2013. The notes were sold in a private placement and qualify as Tier II capital for the Company. In June 2006, the Company contributed $10 million to the Bank as permanent Tier I capital.
State Bancorp, Inc.’s Tier I leverage, Tier I risk-based and total risk-based capital ratios were 4.48%, 6.47% and 8.61%, respectively at September 30, 2006. These ratios are in excess of the minimum regulatory guidelines.
During the first three quarters of 2006, the Company declared two cash dividends on its common stock each of $0.15 per share amounting to a total of $3.3 million distributed to shareholders.
Since 1998, a total of 987,652 shares of Company stock have been repurchased at an average cost of $16.85 per share. Under the Board of Directors’ existing authorization, an additional 512,348 shares may be repurchased from time to time as conditions warrant. The Company did not repurchase any of its common stock during the first nine months of 2006.

Corporate Information
State Bancorp's primary subsidiary, State Bank of Long Island, is the largest independent commercial bank headquartered in Nassau County. In addition to its sixteen branch locations throughout Nassau, Suffolk and Queens Counties, the Bank owns Jericho, N.Y.-based Studebaker-Worthington Leasing Corp., a nationwide provider of business equipment leasing. The Bank also maintains a lending facility in Jericho and has two subsidiaries based in Wilmington, Delaware, which provide investment and balance sheet management services.
State Bancorp, Inc. has a consistent track record of measured, orderly growth, and has built a reputation for providing high-quality personal service to meet the needs of commercial, small business, municipal and consumer markets throughout the tri-county area. The Company maintains a World Wide Web site at www.statebankofli.com with corporate, investor and branch banking information.
State Bancorp, Inc.’s common stock trades under the symbol STBC on the NASDAQ National Stock Market.

Forward-Looking Statements and Risk Factors
This news release contains forward-looking statements, including statements about the financial condition, results of operations and earnings outlook for State Bancorp, Inc. The words “expects,” “believes,” “anticipates” and other similar expressions are intended to identify forward-looking statements. The forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, but are not limited to, the following: (1) general economic conditions, (2) competitive pressure among financial services companies,

(3) changes in interest rates, (4) deposit flows, (5) loan demand, (6) changes in legislation or regulation, (7) changes in accounting principles, policies and guidelines, (8) litigation liabilities, including costs, expenses, settlements and judgments and (9) other economic, competitive, governmental, regulatory and technological factors affecting State Bancorp, Inc.’s operations, pricing, products and services. Investors are encouraged to access the Company’s periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company at www.statebankofli.com/corporate. The Company undertakes no obligation to publish revised events or circumstances after the date hereof.

Financial Highlights Follow

STATE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
For the Three and Nine Months Ended September 30, 2006 and 2005 (unaudited)

	Three Months		Nine Months
	2006	2005	2006	2005
Interest Income:
Interest and fees on loans	$20,012,282	$16,037,045	$57,112,083	$44,820,030
Federal funds sold and securities
purchased under agreements to resell	267,946	354,919	2,223,215	1,079,490
Securities held to maturity:
Taxable	95,439	119,865	320,752	412,302
Tax-exempt	-	-	-	-
Securities available for sale:
Taxable	5,758,882	4,127,649	17,360,912	12,785,153
Tax-exempt	92,069	320,457	384,011	1,457,329
Dividends	26,611	19,124	64,861	57,374
Dividends on Federal Home Loan Bank
and other restricted stock	18,673	54,120	86,937	134,313
Total interest income	26,271,902	21,033,179	77,552,771	60,745,991

Interest Expense:
Deposits	10,137,429	5,780,139	28,832,113	14,329,306
Temporary borrowings	172,046	516,375	620,538	1,910,629
Subordinated notes	229,570	-	285,552	-
Junior subordinated debentures	463,987	372,901	1,321,207	1,033,250
Total interest expense	11,003,032	6,669,415	31,059,410	17,273,185

Net interest income	15,268,870	14,363,764	46,493,361	43,472,806
Provision for probable loan losses	788,334	594,000	2,194,998	3,054,000
Net interest income after provision
for probable loan losses	14,480,536	13,769,764	44,298,363	40,418,806

Noninterest Income:
Service charges on deposit accounts	563,079	532,086	1,817,554	1,556,483
Net security (losses) gains	(37,676)	(65,159)	(96,969)	884,743
Income from bank owned life insurance	263,919	251,132	746,544	772,652
Other operating income	619,916	549,870	1,850,678	1,349,966
Total noninterest income	1,409,238	1,267,929	4,317,807	4,563,844
Income before operating expenses	15,889,774	15,037,693	48,616,170	44,982,650

Operating Expenses:
Salaries and other employee benefits	6,957,074	6,612,882	20,147,042	19,537,394
Occupancy	1,244,809	1,141,507	3,705,558	3,547,004
Equipment	300,171	373,650	907,299	1,078,578
Legal	1,375,225	4,932,880	5,233,316	6,773,664
Marketing and advertising	345,275	265,212	1,039,861	804,353
Credit and collection	155,168	173,926	528,714	514,877
Audit and assessment	626,897	316,641	1,185,410	1,095,634
Other operating expenses	1,475,990	1,370,851	4,083,581	4,118,958
Total operating expenses	12,480,609	15,187,549	36,830,781	37,470,462

Income (loss) before income taxes	3,409,165	(149,856)	11,785,389	7,512,188
Provision (benefit) for income taxes	1,024,053	(235,145)	3,670,798	1,768,650

Net Income	$2,385,112	$85,289	$8,114,591	$5,743,538

STATE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
September 30, 2006 and 2005 (unaudited)

	2006	2005
Assets:
Cash and due from banks	$41,645,560	$37,510,013
Securities purchased under agreements to resell	-	31,500,000
Total cash and cash equivalents	41,645,560	69,010,013
Securities held to maturity (estimated fair value -
$6,363,562 in 2006 and $15,765,480 in 2005)	6,365,934	15,988,758
Securities available for sale - at estimated fair value	527,243,575	510,400,719
Total securities	533,609,509	526,389,477
Federal Home Loan Bank and other restricted stock	3,283,343	3,754,243
Loans (net of allowance for probable loan losses
of $16,916,598 in 2006 and $15,199,048 in 2005)	935,799,797	849,813,910
Bank premises and equipment - net	6,131,788	6,023,283
Bank owned life insurance	27,626,479	26,651,832
Receivable - securities sales	5,016,850	-
Net deferred income taxes	38,505,501	6,034,904
Other assets	21,455,502	19,659,789
Total Assets	$1,613,074,329	$1,507,337,451

Liabilities:
Deposits:
Demand	$307,021,461	$318,627,433
Savings	573,024,614	625,930,308
Time	470,493,701	332,822,765
Total deposits	1,350,539,776	1,277,380,506
Federal funds purchased	6,500,000	2,500,000
Securities sold under agreements to repurchase	-	36,441,000
Other borrowings	35,566,640	45,145,089
Subordinated notes	10,000,000	-
Junior subordinated debentures	20,620,000	20,620,000
Payable - securities purchases	10,001,152	6,835,619
Accrued legal expenses	78,019,886	5,721,034
Overnight sweep accounts payable, net	26,347,800	-
Other accrued expenses, taxes and liabilities	10,784,647	11,799,634
Total Liabilities	1,548,379,901	1,406,442,882

Commitments and contingent liabilities

Stockholders' Equity:
Preferred stock, $.01 par value, authorized
250,000 shares; 0 shares issued	-	-
Common stock, $5.00 par value, authorized
20,000,000 shares; issued 12,198,608 shares in 2006
and 11,971,908 shares in 2005; outstanding 11,210,956
shares in 2006 and 11,014,002 shares in 2005	60,993,040	59,859,540
Surplus	58,267,284	55,894,278
Retained (deficit) earnings	(33,835,264)	5,346,330
Treasury stock (987,652 shares in 2006
and 957,906 shares in 2005)	(16,646,426)	(16,103,007)
Accumulated other comprehensive loss
(net of taxes of ($2,256,547) in 2006 and ($2,268,985) in 2005)	(4,084,206)	(4,102,572)
Total Stockholders' Equity	64,694,428	100,894,569
Total Liabilities and Stockholders' Equity	$1,613,074,329	$1,507,337,451

STATE BANCORP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA
For the Three and Nine Months Ended September 30, 2006 and 2005 (unaudited)
(dollars in thousands, except share and per share data)

	Three Months		Nine Months
	2006	2005	2006	2005
Selected Average Balances (1):
Total assets	$1,629,840	$1,506,720	$1,644,368	$1,504,063
Loans - net of unearned income	$951,922	$848,245	$926,351	$816,938
Investment securities	$529,816	$504,156	$535,254	$527,632
Deposits	$1,433,255	$1,294,904	$1,458,141	$1,277,214
Stockholders' equity	$62,173	$103,943	$59,746	$102,780

Financial Performance Ratios:
Return on average assets	0.58%	0.02%	0.66%	0.51%
Return on average stockholders' equity	15.22%	0.33%	18.16%	7.47%
Net interest margin (FTE)	4.05%	4.10%	4.09%	4.19%
Operating efficiency ratio	73.71%	95.11%	71.44%	77.67%

Capital Ratios:
Tier I leverage ratio	4.48%	8.12%	4.48%	8.12%
Tier I risk-based capital ratio	6.47%	11.60%	6.47%	11.60%
Total risk-based capital ratio	8.61%	12.85%	8.61%	12.85%

Asset Quality Summary:
Nonaccrual loans	$3,079	$3,182	$3,079	$3,182
Other real estate owned	-	-	-	-
Total nonperforming assets	$3,079	$3,182	$3,079	$3,182
Nonaccrual loans/total loans	0.32%	0.37%	0.32%	0.37%
Allowance for probable loan losses/nonaccrual loans	549.42%	477.66%	549.42%	477.66%
Allowance for probable loan losses/total loans	1.78%	1.76%	1.78%	1.76%
Net charge-offs (recoveries)	$275	$148	$995	($125)
Net charge-offs (recoveries) (annualized)/average loans	0.11%	0.07%	0.14%	(0.02)%

Common Share Data:
Average common shares outstanding	11,187,707	11,018,756	11,132,718	10,982,418
Period-end common shares outstanding	11,210,956	11,014,002	11,210,956	11,014,002
Basic earnings per common share	$0.21	$0.00	$0.73	$0.52
Diluted earnings per common share	$0.20	$0.00	$0.71	$0.50
Book value per share	$5.77	$9.16	$5.77	$9.16
Cash dividends per share	$0.15	$0.15	$0.30	$0.40
Dividend payout ratio	70.38%	n/m (2)	41.26%	76.72%

(1) weighted daily average balance for period noted
(2) n/m - denotes not meaningful

STATE BANCORP, INC. AND SUBSIDIARIES
NET INTEREST INCOME ANALYSIS
For the Nine Months Ended September 30, 2006 and 2005 (unaudited)
(dollars in thousands)

	2006			2005
	Average		Average	Average		Average
	Balance (1)	Interest	Yield/Cost	Balance (1)	Interest	Yield/Cost
Assets:
Interest-earning assets:
Securities (2)	$535,254	$18,251	4.56%	$527,632	$15,175	3.85%
Federal Home Loan Bank and other restricted stock	2,122	87	5.48	4,437	134	4.04
Federal funds sold	15,724	588	5.00	513	14	3.65
Securities purchased under agreements to
resell	46,778	1,635	4.67	53,119	1,065	2.68
Interest-bearing deposits	1,096	39	4.76	6,009	109	2.43
Loans (3)	926,351	57,216	8.26	816,938	44,944	7.36
Total interest-earning assets	1,527,325	$77,816	6.81%	1,408,648	$61,441	5.83%
Non-interest-earning assets	117,043			95,415
Total Assets	$1,644,368			$1,504,063

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Savings deposits	$659,720	$12,925	2.62%	$695,783	$8,652	1.66%
Time deposits	473,294	15,907	4.49	275,215	5,677	2.76
Total savings and time deposits	1,133,014	28,832	3.40	970,998	14,329	1.97
Federal funds purchased	3,740	139	4.97	6,661	152	3.05
Securities sold under agreements to
repurchase	-	-	-	18,639	427	3.06
Other borrowed funds	12,088	481	5.32	57,181	1,332	3.11
Subordinated notes	4,212	286	9.08	-	-	-
Junior subordinated debentures	20,620	1,321	8.57	20,620	1,033	6.70
Total interest-bearing liabilities	1,173,674	$31,059	3.54%	1,074,099	$17,273	2.15%
Demand deposits	325,127			306,216
Other liabilities	85,821			20,968
Total Liabilities	1,584,622			1,401,283
Stockholders' Equity	59,746			102,780
Total Liabilities and Stockholders' Equity	$1,644,368			$1,504,063
Net interest income/rate - tax-equivalent basis		$46,757	4.09%		$44,168	4.19%
Less tax-equivalent basis adjustment		(264)			(695)
Net interest income		$46,493			$43,473

(1) Weighted daily average balance for period noted.
(2) Interest on securities includes the effects of tax-equivalent basis adjustments, using a 34% tax rate. Tax-equivalent basis adjustments were $160 and $571 in 2006 and 2005, respectively.
(3) Interest on loans includes the effects of tax-equivalent basis adjustments, using a 34% tax rate. Tax-equivalent basis adjustments were $104 and $124 in 2006 and 2005, respectively.

STATE BANCORP, INC. AND SUBSIDIARIES
NET INTEREST INCOME ANALYSIS
For the Three Months Ended September 30, 2006 and 2005 (unaudited)
(dollars in thousands)

	2006			2005
	Average		Average	Average		Average
	Balance (1)	Interest	Yield/Cost	Balance (1)	Interest	Yield/Cost
Assets:
Interest-earning assets:
Securities (2)	$529,816	$6,003	4.50%	$504,156	$4,646	3.66%
Federal Home Loan Bank and other restricted stock	1,794	19	4.20	3,907	54	5.48
Federal funds sold	18,891	248	5.21	1,425	13	3.70
Securities purchased under agreements to
resell	1,522	20	5.21	40,621	341	3.33
Interest-bearing deposits	1,318	16	4.82	6,784	45	2.63
Loans (3)	951,922	20,046	8.35	848,245	16,076	7.52
Total interest-earning assets	1,505,263	$26,352	6.95%	1,405,138	$21,175	5.98%
Non-interest-earning assets	124,577			101,582
Total Assets	$1,629,840			$1,506,720

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Savings deposits	$613,572	$4,175	2.70%	$690,558	$3,353	1.93%
Time deposits	498,208	5,962	4.75	294,481	2,427	3.27
Total savings and time deposits	1,111,780	10,137	3.62	985,039	5,780	2.33
Federal funds purchased	3,386	47	5.51	6,174	55	3.53
Securities sold under agreements to
repurchase	-	-	-	10,465	93	3.53
Other borrowed funds	6,966	125	7.12	40,327	368	3.62
Subordinated notes	10,000	230	9.13	-	-	-
Junior subordinated debentures	20,620	464	8.93	20,620	373	7.18
Total interest-bearing liabilities	1,152,752	$11,003	3.79%	1,062,625	$6,669	2.49%
Demand deposits	321,475			309,864
Other liabilities	93,440			30,288
Total Liabilities	1,567,667			1,402,777
Stockholders' Equity	62,173			103,943
Total Liabilities and Stockholders' Equity	$1,629,840			$1,506,720
Net interest income/rate - tax-equivalent basis		$15,349	4.05%		$14,506	4.10%
Less tax-equivalent basis adjustment		(80)			(142)
Net interest income		$15,269			$14,364

(1) Weighted daily average balance for period noted.
(2) Interest on securities includes the effects of tax-equivalent basis adjustments, using a 34% tax rate. Tax-equivalent basis adjustments were $47 and $102 in 2006 and 2005, respectively.
(3) Interest on loans includes the effects of tax-equivalent basis adjustments, using a 34% tax rate. Tax-equivalent basis adjustments were $33 and $40 in 2006 and 2005, respectively.